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                                                                 Exhibit 10.41

                     AMENDMENT NUMBER ONE TO BRB HOLDINGS
                             COMMITMENT AGREEMENT

          This Addendum, effective as of September 27, 1995, hereby amends the Commitment Agreement ("Agreement"), effective as of September 4, 1992 by and between Sara Lee Corporation ("Sara Lee") and BRB Holdings, Inc. ("BRB"). The parties agree that the term "Closing" or "Closing Date" shall mean September 4, 1995 and, unless otherwise expressly defined herein, the capitalized terms used herein without further definition shall have the same meaning as in the Agreement.

                              W I T N E S S E T H

          WHEREAS; Sara Lee and US Foodservice, Inc. ("USF") have agreed that USF shall pay Sara Lee $19,600,000 in redemption of all of the USF preferred shares owned by Sara Lee, such redemption to be effected pursuant to a Stock Redemption Agreement between USF and Sara Lee; and

          WHEREAS, as a condition to and in further consideration of the parties' agreement to enter into the Stock Redemption Agreement, the parties have agreed to amend the Agreement as provided for herein.

          NOW, THEREFORE, Sara Lee and BRB hereby agree to amend the Agreement as follows:

          1. Amendment to Section 1. The parties agree that the following new sentence shall be added to the end of Section 1 of the Agreement:
"Notwithstanding the other provisions of this Section 1, the parties agree that the purchase commitment for the last three years of this Agreement, ending on September 4, 2001, shall reflect an increase of four percent per annum over the aggregate dollar value of purchases made during the twelve-month period immediately preceding September 4, 1998. Notwithstanding the preceding sentence, in the event of a conflict between the terms of this Section 1 and the purchase targets specified in Section 2, the provisions of Section 2 shall control."

          2.  New Section 2(c).  The parties agree that the following new
Section 2(c) shall be added to the Agreement, and that Sections 2(c) and 2(d) of the Agreement shall be respectively redesignated as Sections 2(d) and 2(e):

               "In the event that, during the nine-year period ending on the ninth anniversary of the Closing, USF has made aggregate purchases from the Sara Lee Companies ("USF Nine-Year Purchases") of less than $170,000,000, USF agrees to pay to Sara Lee within ninety days an amount equal to (i) $35,000,000 minus the amount by which USF
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          Nine-Year Purchases have exceeded $135,000,000, divided by (ii)
          $35,000,000 multiplied by (iii) $1,862,500; minus the amount of any payments made pursuant to subsections (a) and (b) of this Section 2, provided, however, that payments made under this subsection (c), taken together with payments made under subsections (a) and (b), shall in no event exceed $1,862,500 in the aggregate."

          3. Amendment to Section 2(e). The following sentence shall be added to the end of Section 2(e) (as redesignated pursuant to paragraph 3 of this Amendment): "The payment of liquidated payments, if any, due to Sara Lee pursuant to Sections 2(a), (b) or (c) above shall be paid no later than the October 31 of the year in which the purchases are aggregated and the liquidated payments calculated.

          4. Guarantee of USF. By its signature below, USF hereby unconditionally guarantees the performance of BRB under the Agreement and prompt payment of liquidated payments, if any, due from BRB to Sara Lee. USF expressly agrees that this guarantee is direct and primary and that Sara Lee may, at its option, proceed to enforce this guarantee directly against without having commenced any action, or having obtained any judgment, against BRB.

          5. Other Provisions. All other provisions of the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, this Amendment was executed by Sara Lee and WS effective as the date first above written.


SARA LEE CORPORATION                WS HOLDINGS CORPORATION



By: /s/                             By: /s/
   --------------------------          -----------------------------
      Vice President                         Vice President


          US Foodservice, Inc. hereby agrees to be bound by the guarantee provisions of Section 5 of this Amendment.

                                    US FOODSERVICE, INC.


                                    By: /s/
                                       -----------------------------
                                             Vice President

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